Exhibit 99.1

For Immediate Release İ Global Communications İ MetLife, Inc.

METLIFE ANNOUNCES FULL YEAR AND FOURTH QUARTER 2019 RESULTS
NEW YORK, February 5, 2020 - MetLife, Inc. (NYSE: MET) today announced its full year and fourth quarter 2019 results.
Full Year Results Summary

•	Net income of $5.7 billion, compared to net income of $5.0 billion for the full year 2018. Net income of $6.06 per share, up 23 percent from the prior-year.

•	Adjusted earnings of $5.8 billion, compared to adjusted earnings of $5.5 billion for the full year 2018. Adjusted earnings of $6.11 per share, up 13 percent from the prior-year.

•
Adjusted earnings, excluding total notable items, of $5.7 billion, or $6.06 per share, compared to adjusted earnings, excluding total notable items, of $5.6 billion, or $5.49 per share for the full year 2018.

•	Book value of $68.62 per share, up 33 percent from $51.53 per share at December 31, 2018.

•
Book value, excluding accumulated other comprehensive income (AOCI) other than foreign currency translation adjustments (FCTA), of $48.97 per share, up 10 percent from $44.62 per share at December 31, 2018.

•	Return on equity (ROE) of 9.8 percent.

•	Adjusted ROE, excluding AOCI other than FCTA, of 13.1 percent.
Fourth Quarter Results Summary

•	Net income of $536 million, or $0.58 per share, compared to net income of $2.0 billion, or $2.04 per share, in the fourth quarter of 2018.

•	Adjusted earnings of $1.8 billion, or $1.98 per share, compared to adjusted earnings of $1.3 billion, or $1.35 per share in the fourth quarter of 2018.

•
Adjusted earnings, excluding total notable items, of $1.4 billion, or $1.53 per share, compared to adjusted earnings, excluding total notable items, of $1.2 billion, or $1.26 per share for the fourth quarter of 2018.

•	ROE of 3.4 percent.

•	Adjusted ROE, excluding AOCI other than FCTA, of 16.4 percent.

“MetLife had a solid fourth quarter of 2019 to cap a very strong year,” said Michel Khalaf, president and CEO of MetLife, Inc. “For the full year, we delivered adjusted earnings per share growth of 13 percent, achieved a 13.1 percent adjusted return on equity*, and generated strong free cash flow that funded roughly $4 billion of common dividends and share repurchases. We enter 2020 confident our Next Horizon strategy will make us a simpler and more focused company that creates significant long-term value for our customers and shareholders.”

*Refers to adjusted ROE, excluding AOCI other than FCTA

Fourth Quarter & Full Year 2019 Summary

($ in millions, except per share data)	Three months ended December 31,			Year ended December 31,
	2019	2018	Change	2019	2018	Change
Premiums, fees and other revenues	$13,757	$11,116	24%	$49,680	$51,222	(3)%
Net investment income	4,644	3,462	34%	18,868	16,166	17%
Net investment gains (losses)	207	145	43%	444	(298)
Net derivative gains (losses)	(1,465)	939		628	851	(26)%
Total revenues	$17,143	$15,662	9%	$69,620	$67,941	2%

Total adjusted revenues	$18,154	$15,397	18%	$66,974	$68,161	(2)%
Adjusted premiums, fees and other revenues	$13,632	$11,022	24%	$49,144	$50,778	(3)%
Adjusted premiums, fees and other revenues, excluding pension risk transfer (PRT)	$11,133	$11,098		$44,798	$43,884	2%

Net income (loss)	$536	$2,010	(73)%	$5,721	$4,982	15%
Net income (loss) per share	$0.58	$2.04	(72)%	$6.06	$4.91	23%

Adjusted earnings	$1,834	$1,336	37%	$5,767	$5,461	6%
Adjusted earnings per share	$1.98	$1.35	47%	$6.11	$5.39	13%
Adjusted earnings, excluding total notable items	$1,414	$1,249	13%	$5,720	$5,564	3%
Adjusted earnings, excluding total notable items per share	$1.53	$1.26	21%	$6.06	$5.49	10%

Book value per share	$68.62	$51.53	33%	$68.62	$51.53	33%
Book value per share, excluding AOCI other than FCTA	$48.97	$44.62	10%	$48.97	$44.62	10%

Expense ratio	19.1%	20.7%		19.9%	18.9%
Adjusted expense ratio, excluding total notable items related to other expenses and PRT	21.5%	20.4%		20.3%	20.6%
Direct expense ratio, excluding total notable items related to direct expenses and PRT	13.7%	12.5%		12.6%	12.9%

ROE	3.4%	16.5%		9.8%	9.6%
ROE, excluding AOCI other than FCTA	4.8%	18.9%		13.0%	11.5%
Adjusted ROE, excluding AOCI other than FCTA	16.4%	12.5%		13.1%	12.6%
Adjusted ROE, excluding total notable items (excludes AOCI other than FCTA)	12.6%	11.7%		13.0%	12.8%

MetLife reported net income of $5.7 billion for the full year 2019, compared to net income of $5.0 billion for the full year 2018. Adjusted earnings for the full year 2019 were $5.8 billion, up 6 percent over 2018. On a per share basis, full year 2019 adjusted earnings were $6.11, up 13 percent over 2018.
For the fourth quarter of 2019, net income was $536 million, compared to net income of $2.0 billion in the fourth quarter of 2018. On a per share basis, net income was $0.58, compared to net income of $2.04 in the prior-year fourth quarter.
MetLife reported adjusted earnings of $1.8 billion, up 37 percent, and up 38 percent on a constant currency basis from fourth quarter 2018. On a per share basis, which includes the impact of share repurchases, adjusted earnings were $1.98, up 47 percent from the prior-year fourth quarter.
For the fourth quarter 2019, MetLife reported premiums, fees and other revenues of $13.8 billion, up 24 percent over the fourth quarter of 2018. Adjusted premiums, fees and other revenues were $13.6 billion, up 24 percent over the prior-year fourth quarter on both a reported and constant currency basis. Excluding pension risk transfers, adjusted premiums, fees and other revenues were $11.1 billion, flat from the prior-year fourth quarter on both a reported and constant currency basis.
Net investment income was $4.6 billion, up 34 percent over the fourth quarter of 2018. The increase in net investment income was driven by favorable changes in the estimated fair value of certain securities which do not qualify as separate accounts under GAAP. On an adjusted basis, net investment income was $4.5 billion, up 3 percent.
Net derivative losses amounted to $1.5 billion, or $1.2 billion after tax during the quarter.

Information regarding the non-GAAP and other financial measures included in this news release and reconciliation of the non-GAAP financial measures to GAAP measures are in “Non-GAAP and Other Financial Disclosures” below and in the tables that accompany this news release.
MetLife's Quarterly Financial Supplement for this period and supplemental slides for the fourth quarter of 2019, titled "4Q19 Supplemental Slides," are also available on the MetLife Investor Relations website at www.metlife.com and in the Form 8-K furnished by MetLife to the U.S. Securities and Exchange Commission in connection with this earnings news release.

Adjusted Earnings by Segment Summary*

	Three months ended December 31, 2019		Year ended December 31, 2019
Segment	Change from prior-year period	Change from prior-year period (on a constant currency basis)	Change from prior-year period	Change from prior-year period (on a constant currency basis)
U.S.	(1)%		1%
Asia	21%	23%	14%	16%
Latin America	18%	21%	3%	8%
Europe, the Middle East and Africa (EMEA)	20%	22%	2%	11%
MetLife Holdings	21%		(18)%
*The percentages in this table are on a reported and constant currency basis, and do not exclude notable items.

Business Discussions
All comparisons of the results for the fourth quarter of 2019 in the business discussions that follow are with the fourth quarter of 2018, unless otherwise noted. See the fourth quarter of 2019 notable items table that follows the Business Discussions section of this release for additional information on notable items incurred in the fourth quarter of 2019.
U.S.

($ in millions)	Three months ended December 31, 2019	Three months ended December 31, 2018	Change
Adjusted earnings	$675	$685	(1)%
Adjusted premiums, fees and other revenues	$8,586	$5,725	50%
Adjusted premiums, fees and other revenues, excluding PRT	$6,087	$5,801	5%
Notable item(s)	$0	$0

•	Adjusted earnings for the U.S. were $675 million, down 1 percent.

•	Adjusted return on allocated equity was 25.2 percent, and adjusted return on allocated tangible equity was 28.6 percent.

•	Adjusted premiums, fees and other revenues were $8.6 billion, up 50 percent, driven by pension risk transfer transactions in Retirement and Income Solutions.

•	Excluding pension risk transfers, adjusted premiums, fees and other revenues were $6.1 billion, up 5 percent.

Group Benefits

($ in millions)	Three months ended December 31, 2019	Three months ended December 31, 2018	Change
Adjusted earnings	$329	$230	43%
Adjusted premiums, fees and other revenues	$4,554	$4,283	6%
Notable item(s)	$0	$0

•	Adjusted earnings for Group Benefits were $329 million, up 43 percent, driven by favorable underwriting and volume growth.

•	Adjusted premiums, fees and other revenues were $4.6 billion, up 6 percent, driven by strong growth in voluntary products.

•	Sales for Group Benefits were up 11 percent for the full year 2019 compared to the full year 2018.
Retirement and Income Solutions

($ in millions)	Three months ended December 31, 2019	Three months ended December 31, 2018	Change
Adjusted earnings	$321	$356	(10)%
Adjusted premiums, fees and other revenues	$3,104	$523	493%
Adjusted premiums, fees and other revenues, excluding PRT	$605	$599	1%
Notable item(s)	$0	$0

•	Adjusted earnings for Retirement and Income Solutions were $321 million, down 10 percent, driven by lower investment margins.

•	Adjusted premiums, fees and other revenues were $3.1 billion, up 493 percent, driven by pension risk transfer transactions.

•	Excluding pension risk transfers, adjusted premiums, fees and other revenues were $605 million, up 1 percent.
Property & Casualty

($ in millions)	Three months ended December 31, 2019	Three months ended December 31, 2018	Change
Adjusted earnings	$25	$99	(75)%
Adjusted premiums, fees and other revenues	$928	$919	1%
Notable item(s)	$0	$0

•	Adjusted earnings for Property & Casualty were $25 million, down 75 percent, driven by unfavorable underwriting.

•	Adjusted premiums, fees and other revenues were $928 million, up 1 percent.

•	Pre-tax catastrophe losses and prior year development totaled $71 million, compared to $19 million in the prior-year period, primarily driven by unfavorable auto prior-year development.

•	Sales for Property & Casualty were $142 million, down 6 percent.

ASIA

($ in millions)	Three months ended December 31, 2019	Three months ended December 31, 2018	Change
Adjusted earnings	$341	$281	21%
Adjusted earnings (constant currency)	$341	$278	23%
Adjusted premiums, fees and other revenues	$2,080	$2,095	(1)%
Notable item(s)	$0	$0

•
Adjusted earnings for Asia were $341 million, up 21 percent, and up 23 percent on a constant currency basis, driven by volume growth and higher investment margins, partially offset by unfavorable underwriting.

•	Adjusted return on allocated equity was 9.6 percent, and adjusted return on allocated tangible equity was 14.6 percent.

•	Adjusted premiums, fees and other revenues were $2.1 billion, down 1 percent, and down 2 percent on a constant currency basis.

•	Sales for Asia were $525 million, down 16 percent on a constant currency basis, primarily driven by lower annuity sales in Japan.
LATIN AMERICA

($ in millions)	Three months ended December 31, 2019	Three months ended December 31, 2018	Change
Adjusted earnings	$161	$137	18%
Adjusted earnings (constant currency)	$161	$133	21%
Adjusted premiums, fees and other revenues	$888	$956	(7)%
Notable item(s)	$0	$0

•
Adjusted earnings for Latin America were $161 million, up 18 percent, and up 21 percent on a constant currency basis, driven by capital markets and volume growth, partially offset by favorable underwriting in the fourth quarter of 2018.

•	Adjusted return on allocated equity was 21.7 percent, and adjusted return on allocated tangible equity was 36.0 percent.

•	Adjusted premiums, fees and other revenues were $888 million, down 7 percent, and down 4 percent on a constant currency basis, driven by lower annuity sales in Chile.

•	Sales for Latin America were $238 million, up 11 percent on a constant currency basis, driven by higher sales in Brazil and Mexico.

EMEA

($ in millions)	Three months ended December 31, 2019	Three months ended December 31, 2018	Change
Adjusted earnings	$66	$55	20%
Adjusted earnings (constant currency)	$66	$54	22%
Adjusted premiums, fees and other revenues	$670	$642	4%
Notable item(s)	$0	$0

•
Adjusted earnings for EMEA were $66 million, up 20 percent, and up 22 percent on a constant currency basis, primarily driven by favorable taxes and volume growth, partially offset by unfavorable underwriting.

•	Adjusted return on allocated equity was 9.4 percent, and adjusted return on allocated tangible equity was 16.8 percent.

•	Adjusted premiums, fees and other revenues were $670 million, up 4 percent, and up 5 percent on a constant currency basis.

•	Sales for EMEA were $222 million, up 12 percent on a constant currency basis, driven by growth across the region.
METLIFE HOLDINGS

($ in millions)	Three months ended December 31, 2019	Three months ended December 31, 2018	Change
Adjusted earnings	$269	$223	21%
Adjusted premiums, fees and other revenues	$1,321	$1,385	(5)%
Notable item(s)	$0	$0

•	Adjusted earnings for MetLife Holdings were $269 million, up 21 percent, driven by higher equity markets and favorable underwriting.

•	Adjusted return on allocated equity was 11.2 percent, and adjusted return on allocated tangible equity was 12.5 percent.

•	Adjusted premiums, fees and other revenues were $1.3 billion, down 5 percent.
CORPORATE & OTHER

($ in millions)	Three months ended December 31, 2019	Three months ended December 31, 2018	Change
Adjusted earnings	$322	$(45)
Notable item(s)	$420	$87

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Corporate & Other had adjusted earnings of $322 million, compared to an adjusted loss of $45 million in the fourth quarter of 2018. The notable items in both periods are related to favorable tax items and the company's previously announced cost saving initiative, as well as litigation expenses in the fourth quarter of 2018.

INVESTMENTS

($ in millions)	Three months ended December 31, 2019	Three months ended December 31, 2018	Change
Net investment income (as reported on an adjusted basis)	$4,522	$4,375	3%

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As reported on an adjusted basis, net investment income was $4.5 billion, up 3 percent. Variable investment income was $327 million, compared to $237 million in the fourth quarter of 2018, driven by higher prepayments.

FOURTH QUARTER 2019 NOTABLE ITEMS

($ in millions)	Adjusted Earnings
	Three months ended December 31, 2019
Notable Items	U.S.			Asia	Latin America	EMEA	MetLife Holdings	Corporate & Other	Total
	Group Benefits	Retirement and Income Solutions	Property & Casualty
Expense initiative costs								$(119)	$(119)
Interest on tax adjustments								$64	$64
Tax adjustments								$475	$475
Total notable items	$0	$0	$0	$0	$0	$0	$0	$420	$420

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Contacts:     For Media:        Ashia Razzaq    (212) 578-1538
For Investors:         John Hall (212) 578-7888

About MetLife
MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (MetLife), is one of the world's leading financial services companies, providing insurance, annuities, employee benefits and asset management to help its individual and institutional customers navigate their changing world. Founded in 1868, MetLife has operations in more than 40 markets globally and holds leading positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.
Conference Call
MetLife will hold its fourth quarter and full year 2019 earnings conference call and audio webcast on Thursday, February 6, 2020, from 9-10 a.m. (ET). The conference call will be available live via telephone and the internet. To listen via telephone, dial 844-291-6362 (U.S.) or 234-720-6995 (outside the U.S.). The participant access code is 6162808. To listen to the conference call via the internet, visit www.metlife.com through a link on the Investor Relations page. Those who want to listen to the call via telephone or the internet should dial in or go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the internet beginning at 11 a.m. (ET) on Thursday, February 6, 2020, until Thursday, February 13, 2020, at 11:59 p.m. (ET). To listen to a replay of the conference call via telephone, dial 866-207-1041 (U.S.) or 402-970-0847 (outside the U.S.). The access code for the replay is 5892126. To access the replay of the conference call over the internet, visit the above-mentioned website.
Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section and the tables that accompany this release) to:		should be read as, respectively:

(i)	net income (loss);	(i)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ii)	net income (loss) per share;	(ii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(iii)	adjusted earnings;	(iii)	adjusted earnings available to common shareholders;
(iv)	adjusted earnings per share;	(iv)	adjusted earnings available to common shareholders per diluted common share;
(v)	book value per share;	(v)	book value per common share;
(vi)	book value per share, excluding AOCI other than FCTA;	(vi)	book value per common share, excluding AOCI other than FCTA;
(vii)	book value per share-tangible common stockholders’ equity;	(vii)	book value per common share-tangible common stockholders’ equity;
(viii)	premiums, fees and other revenues;	(viii)	premiums, fees and other revenues (adjusted);
(ix)	return on equity;	(ix)	return on MetLife, Inc.’s common stockholders’ equity;
(x)	return on equity, excluding AOCI other than FCTA;	(x)	return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI, other than FCTA;
(xi)	adjusted return on equity, excluding AOCI other than FCTA;	(xi)	adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;
(xii)	tangible return on equity; and	(xii)	return on MetLife, Inc.’s tangible common stockholders' equity; and
(xiii)	adjusted tangible return on equity.	(xiii)	adjusted return on MetLife, Inc.’s tangible common stockholders’ equity.
In this news release, MetLife presents certain measures of its performance on a consolidated and segment basis that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). MetLife believes that these non-GAAP financial measures enhance the understanding of MetLife’s performance by highlighting the results of operations and the underlying profitability drivers of the business. Segment-specific financial measures are calculated using only the portion of consolidated results attributable to that specific segment.

The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:		Comparable GAAP financial measures:

(i)	total adjusted revenues;	(i)	total revenues;
(ii)	total adjusted expenses;	(ii)	total expenses;
(iii)	adjusted premiums, fees and other revenues;	(iii)	premiums, fees and other revenues;
(iv)	adjusted premiums, fees and other revenues, excluding PRT;	(iv)	premiums, fees and other revenues;
(v)	adjusted earnings;	(v)	income (loss) from continuing operations, net of income tax;
(vi)	net investment income, as reported on an adjusted basis;	(vi)	net investment income;
(vii)	capitalization of deferred policy acquisition costs (DAC), as reported on an adjusted basis;	(vii)	capitalization of DAC;
(viii)	adjusted earnings available to common shareholders;	(viii)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ix)	adjusted earnings available to common shareholders, excluding total notable items;	(ix)	net income (loss) available to MetLife, Inc.’s common shareholders;
(x)	adjusted earnings available to common shareholders per diluted common share;	(x)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(xi)	adjusted earnings available to common shareholders, excluding total notable items, per diluted common share;	(xi)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(xii)	adjusted return on equity;	(xii)	return on equity;
(xiii)	adjusted return on equity, excluding AOCI other than FCTA;	(xiii)	return on equity;
(xiv)	adjusted tangible return on equity;	(xiv)	return on equity;
(xv)	investment portfolio gains (losses);	(xv)	net investment gains (losses);
(xvi)	derivative gains (losses);	(xvi)	net derivative gains (losses);
(xvii)	total MetLife, Inc.’s tangible common stockholders’ equity;	(xvii)	total MetLife, Inc.’s stockholders’ equity;
(xviii)	total MetLife, Inc.’s tangible common stockholders’ equity, excluding total notable items;	(xviii)	total MetLife, Inc.’s stockholders’ equity;
(xix)	total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;	(xix)	total MetLife, Inc.’s stockholders’ equity;
(xx)	total MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA);	(xx)	total MetLife, Inc.’s stockholders’ equity;
(xxi)	book value per common share, excluding AOCI other than FCTA;	(xxi)	book value per common share;
(xxii)	book value per common share - tangible common stockholders' equity;	(xxii)	book value per common share;
(xxiii)	free cash flow of all holding companies;	(xxiii)	MetLife, Inc. (parent company only) net cash provided by (used in) operating activities;

(xxiv)	other expenses, as reported on an adjusted basis;	(xxiv)	other expenses;
(xxv)	other expenses, net of capitalization of DAC, as reported on an adjusted basis;	(xxv)	other expenses, net of capitalization of DAC;
(xxvi)	Other expenses, net of capitalization of DAC, excluding total notable items related to other expenses, as reported on an adjusted basis;	(xxvi)	other expenses, net of capitalization of DAC;
(xxvii)	adjusted expense ratio;	(xxvii)	expense ratio;
(xxviii)	adjusted expense ratio, excluding total notable items related to other expenses and PRT;	(xxviii)	expense ratio;
(xxix)	direct expenses;	(xxix)	other expenses;
(xxx)	direct expenses, excluding total notable items related to direct expenses;	(xxx)	other expenses;
(xxxi)	direct expense ratio; and	(xxxi)	expense ratio; and
(xxxii)	direct expense ratio, excluding total notable items related to direct expenses and PRT.	(xxxii)	expense ratio.

Any of these financial measures shown on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the most recent period and applied to the comparable prior period.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings news release and in this period’s quarterly financial supplement, which is available at www.metlife.com.
MetLife’s definitions of non-GAAP and other financial measures discussed in this news release may differ from those used by other companies:
Adjusted earnings and related measures

•	adjusted earnings;

•	adjusted earnings available to common shareholders;

•	adjusted earnings available to common shareholders on a constant currency basis;

•	adjusted earnings available to common shareholders, excluding total notable items;

•	adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis;

•	adjusted earnings available to common shareholders per diluted common share;

•	adjusted earnings available to common shareholders on a constant currency basis per diluted common share;

•	adjusted earnings available to common shareholders, excluding total notable items per diluted common share; and

•	adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis per diluted common share.

These measures are used by management to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, adjusted earnings and components of, or other financial measures based on, adjusted earnings are also MetLife’s GAAP measures of segment performance. Adjusted earnings and other financial measures based on adjusted earnings are also the measures by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Adjusted earnings and other financial measures based on adjusted earnings allow analysis of MetLife's performance relative to its Business Plan and facilitate comparisons to industry results.
Adjusted earnings is defined as adjusted revenues less adjusted expenses, net of income tax. Adjusted loss is defined as negative adjusted earnings. Adjusted earnings available to common shareholders is defined as adjusted earnings less preferred stock dividends.
Adjusted revenues and adjusted expenses
These financial measures, along with the related adjusted premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of market volatility, which could distort trends, and revenues and costs related to non-core products and certain entities required to be consolidated under GAAP. Also, these measures exclude results of discontinued operations under GAAP and other businesses that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP and are referred to as divested businesses. Divested businesses also includes the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP.

Adjusted revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Adjusted expenses also excludes goodwill impairments.
The following additional adjustments are made to revenues, in the line items indicated, in calculating adjusted revenues:

•
Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL (Unearned revenue adjustments) and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees);

•
Net investment income: (i) includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments but do not qualify for hedge accounting treatment (Investment hedge adjustments), (ii) excludes post-tax adjusted earnings adjustments relating to insurance joint ventures accounted for under the equity method (Operating joint venture adjustments), (iii) excludes certain amounts related to contractholder-directed equity securities (Unit-linked contract income), (iv) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP (Securitization entities income); and (v) includes distributions of profits from certain other limited partnership interests that were previously accounted for under the cost method, but are now accounted for at estimated fair value, where the change in estimated fair value is recognized in NIGL under GAAP (Certain partnership distributions); and

•	Other revenues is adjusted for settlements of foreign currency earnings hedges and excludes fees received in association with services provided under transition service agreements (TSA fees).

The following additional adjustments are made to expenses, in the line items indicated, in calculating adjusted expenses:

•
Policyholder benefits and claims and policyholder dividends excludes: (i) amortization of basis adjustments associated with de-designated fair value hedges of future policy benefits (PBC hedge adjustments), (ii) changes in the policyholder dividend obligation related to NIGL and NDGL (PDO adjustments), (iii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments (Inflation and pass-through adjustments), (iv) benefits and hedging costs related to GMIBs (GMIB costs), and (v) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments);

•
Interest credited to policyholder account balances includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment (PAB hedge adjustments) and excludes certain amounts related to net investment income earned on contractholder-directed equity securities (Unit-linked contract costs);

•	Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;

•	Amortization of negative VOBA excludes amounts related to Market value adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP (Securitization entities debt expense); and

•
Other expenses excludes: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements costs (Regulatory implementation costs), and (iii) acquisition, integration and other costs. Other expenses includes TSA fees.

Adjusted earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance.
The tax impact of the adjustments mentioned above are calculated net of the U.S. or foreign statutory tax rate, which could differ from MetLife’s effective tax rate. Additionally, the provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.

Investment portfolio gains (losses) and derivative gains (losses)
These are measures of investment and hedging activity. Investment portfolio gains (losses) principally excludes amounts that are reported within net investment gains (losses) but do not relate to the performance of the investment portfolio, such as gains (losses) on sales and divestitures of businesses, goodwill impairment or changes in estimated fair value. Derivative gains (losses) principally excludes earned income on derivatives and amortization of premium on derivatives, where such derivatives are either hedges of investments or are used to replicate certain investments, and where such derivatives do not qualify for hedge accounting. This earned income and amortization of premium is reported within adjusted earnings and not within derivative gains (losses).
Return on equity, allocated equity, tangible equity and related measures

•
Total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA: total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI, net of income tax.

•
Total MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA): total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses), defined benefit plans adjustment components of AOCI and total notable items, net of income tax.

•	Return on MetLife, Inc.’s common stockholders’ equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.

•
Return on MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.'s average common stockholders' equity, excluding AOCI other than FCTA.

•	Adjusted return on MetLife, Inc.'s common stockholders' equity: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity.

•
Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity, excluding AOCI other than FCTA.

•
Allocated equity: portion of MetLife, Inc.’s common stockholders’ equity that management allocates to each of its segments and sub-segments based on local capital requirements and economic capital. Economic capital is an internally developed risk capital model, the purpose of which is to measure the risk in the business and to provide a basis upon which capital is deployed. MetLife management periodically reviews this model to ensure that it remains consistent with emerging industry practice standards and the local capital requirements; allocated equity may be adjusted if warranted by such review. Allocated equity excludes the impact of AOCI other than FCTA.

•	Adjusted return on allocated equity: adjusted earnings available to common shareholders divided by allocated equity.

The above measures represent a level of equity consistent with the view that, in the ordinary course of business, MetLife does not plan to sell most investments for the sole purpose of realizing gains or losses. Also refer to the utilization of adjusted earnings and components of, or other financial measures based on adjusted earnings mentioned above.

•
Total MetLife, Inc.’s tangible common stockholders’ equity or tangible equity: total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, reduced by the impact of goodwill, value of distribution agreements (VODA) and value of customer relationships acquired (VOCRA), all net of income tax.

•
Total MetLife, Inc.’s tangible common stockholders’ equity, adjusted for total notable items: total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, reduced by the impact of goodwill, value of distribution agreements (VODA), value of customer relationships acquired (VOCRA) and total notable items, all net of income tax.

•
Return on MetLife, Inc.’s tangible common stockholders' equity: net income (loss) available to MetLife, Inc.’s common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.'s average tangible common stockholders' equity.

•
Adjusted return on MetLife, Inc.'s tangible common stockholders' equity: adjusted earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.'s average tangible common stockholders' equity.

•	Allocated tangible equity: allocated equity reduced by the impact of goodwill, VODA and VOCRA, all net of income tax.

•	Adjusted return on allocated tangible equity: adjusted earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity.
The above measures are, when considered in conjunction with regulatory capital ratios, a measure of capital adequacy.
Expense ratio, direct expense ratio, adjusted expense ratio and related measures

•	Expense ratio: other expenses, net of capitalization of DAC, divided by premiums, fees and other revenues.

•	Direct expense ratio: direct expenses, on an adjusted basis, divided by adjusted premiums, fees and other revenues.

•
Direct expense ratio, excluding total notable items related to direct expenses and PRT: direct expenses, on an adjusted basis, excluding total notable items related to direct expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.

•	Adjusted expense ratio: other expenses, net of capitalization of DAC, both on an adjusted basis, divided by adjusted premiums, fees and other revenues.

•
Adjusted expense ratio, excluding total notable items related to other expenses and PRT: other expenses, net of capitalization of DAC, both on an adjusted basis, excluding total notable items related to other expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.

Statistical sales information:

•	U.S.:

▪	Group Benefits: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees from recurring premium policy sales of all products.

▪
Retirement and Income Solutions: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees only from recurring premium policy sales of specialized benefit resources and corporate-owned life insurance.

▪	Property & Casualty: calculated based on first year direct written premium, net of cancellation and endorsement activity.

•
Latin America, Asia and EMEA: calculated using 10% of single-premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single-premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group).

Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.
The following additional information is relevant to an understanding of MetLife’s performance results:

•
Volume growth, as discussed in the context of business growth, is the period over period percentage change in adjusted earnings available to common shareholders attributable to adjusted premiums, fees and other revenues and assets under management levels, applying a model in which certain margins and factors are held constant. The most significant of such items are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates.

•
MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual adjusted earnings available to common shareholders.

•
Notable items represent a positive (negative) impact to adjusted earnings available to common shareholders. Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its Business Plan. Notable items also include certain items regardless of the extent anticipated in the Business Plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results.

Forward-Looking Statements
This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words and terms such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” "will," "continue," "on track," "target," and "remain," and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Many factors will be important in determining the results of MetLife, Inc., its subsidiaries and affiliates. Forward-looking statements are based on our assumptions and current expectations, which may be inaccurate, and on the current economic environment, which may change. These statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict. Results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission. These factors include: (1) difficult economic conditions, including risks relating to interest rates, credit spreads, equity, real estate, obligors and counterparties, currency exchange rates, derivatives, and terrorism and security; (2) adverse capital and credit market conditions, which may affect our ability to meet liquidity needs and access capital, including through our credit facilities; (3) downgrades in our claims paying ability, financial strength or credit ratings; (4) availability and effectiveness of reinsurance, hedging or indemnification arrangements; (5) increasing cost and limited market capacity for statutory life insurance reserve financings; (6) the impact on us of changes to and implementation of the wide variety of laws and regulations to which we are subject; (7) regulatory, legislative or tax changes relating to our operations that may affect the cost of, or demand for, our products or services; (8) adverse results or other consequences from litigation, arbitration or regulatory investigations; (9) legal, regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (10) MetLife, Inc.’s primary reliance, as a holding company, on dividends from subsidiaries to meet free cash flow targets and debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (11) investment losses, defaults and volatility; (12) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (13) changes to securities and investment valuations, allowances and impairments taken on investments, and methodologies, estimates and assumptions;

(14) differences between actual claims experience and underwriting and reserving assumptions; (15) political, legal, operational, economic and other risks relating to our global operations; (16) competitive pressures, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (17) the impact of technological changes on our businesses; (18) catastrophe losses; (19) a deterioration in the experience of the closed block established in connection with the reorganization of Metropolitan Life Insurance Company; (20) impairment of goodwill or other long-lived assets, or the establishment of a valuation allowance against our deferred income tax asset; (21) changes in assumptions related to deferred policy acquisition costs, deferred sales inducements or value of business acquired; (22) exposure to losses related to guarantees in certain products; (23) ineffectiveness of risk management policies and procedures or models; (24) a failure in our cybersecurity systems or other information security systems or our disaster recovery plans; (25) any failure to protect the confidentiality of client information; (26) changes in accounting standards; (27) our associates taking excessive risks; (28) difficulties in or complications from marketing and distributing products through our distribution channels; (29) increased expenses relating to pension and other postretirement benefit plans; (30) inability to protect our intellectual property rights or claims of infringement of others’ intellectual property rights; (31) difficulties, unforeseen liabilities, asset impairments, or rating agency actions arising from business acquisitions and dispositions, joint ventures, or other legal entity reorganizations; (32) unanticipated or adverse developments that could harm our expected operational or other benefits from the separation of Brighthouse Financial, Inc. and its subsidiaries; (33) the possibility that MetLife, Inc.’s Board of Directors may influence the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (34) provisions of laws and our incorporation documents that may delay, deter or prevent takeovers and corporate combinations involving MetLife; and (35) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the U.S. Securities and Exchange Commission.

MetLife, Inc.
GAAP Consolidated Statements of Operations
(Unaudited)
(In millions)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenues
Premiums	$11,920	$9,267	$42,235	$43,840
Universal life and investment-type product policy fees	1,386	1,397	5,603	5,502
Net investment income	4,644	3,462	18,868	16,166
Other revenues	451	452	1,842	1,880
Net investment gains (losses)	207	145	444	(298)
Net derivative gains (losses)	(1,465)	939	628	851
Total revenues	17,143	15,662	69,620	67,941
			.
Expenses
Policyholder benefits and claims	11,748	8,992	41,461	42,656
Interest credited to policyholder account balances	1,488	486	6,464	4,013
Policyholder dividends	313	318	1,211	1,251
Capitalization of DAC	(827)	(814)	(3,358)	(3,254)
Amortization of DAC and VOBA	786	843	2,896	2,975
Amortization of negative VOBA	(9)	(11)	(33)	(56)
Interest expense on debt	224	260	955	1,122
Other expenses	3,457	3,117	13,229	12,927
Total expenses	17,180	13,191	62,825	61,634

Income (loss) from continuing operations before provision for income tax	(37)	2,471	6,795	6,307
Provision for income tax expense (benefit)	(625)	409	886	1,179
Income (loss) from continuing operations, net of income tax	588	2,062	5,909	5,128
Income (loss) from discontinued operations, net of income tax	—	—	—	—
Net income (loss)	588	2,062	5,909	5,128
Less: Net income (loss) attributable to noncontrolling interests	(5)	(5)	10	5
Net income (loss) attributable to MetLife, Inc.	593	2,067	5,899	5,123
Less: Preferred stock dividends	57	57	178	141
Net income (loss) available to MetLife, Inc.'s common shareholders	$536	$2,010	$5,721	$4,982

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share data)

	For the Three Months Ended				For the Year Ended
	December 31,				December 31,
	2019		2018		2019		2018
Reconciliation to Adjusted Earnings Available to Common Shareholders		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)
Net income (loss) available to MetLife, Inc.'s common shareholders	$536	$0.58	$2,010	$2.04	$5,721	$6.06	$4,982	$4.91

Adjustments from net income (loss) available to common shareholders to adjusted earnings available to common shareholders:
Less: Net investment gains (losses)	207	0.22	145	0.15	444	0.47	(298)	(0.29)
Net derivative gains (losses)	(1,465)	(1.58)	939	0.95	628	0.66	851	0.84
Premiums	36	0.04	—	—	71	0.08	—	—
Universal life and investment-type product policy fees	45	0.05	19	0.02	208	0.22	120	0.12
Net investment income	122	0.13	(913)	(0.92)	1,038	1.10	(1,217)	(1.21)
Other revenues	44	0.05	75	0.08	257	0.27	324	0.31
Policyholder benefits and claims and policyholder dividends	(151)	(0.16)	78	0.08	(480)	(0.51)	(174)	(0.17)
Interest credited to policyholder account balances	(245)	(0.27)	731	0.73	(1,435)	(1.51)	680	0.67
Capitalization of DAC	9	0.01	—	—	20	0.02	1	—
Amortization of DAC and VOBA	(107)	(0.12)	(112)	(0.11)	(109)	(0.12)	(215)	(0.21)
Amortization of negative VOBA	—	—	—	—	—	—	1	—
Interest expense on debt	—	—	(18)	(0.02)	—	—	(63)	(0.06)
Other expenses	(171)	(0.18)	(62)	(0.06)	(451)	(0.48)	(398)	(0.40)
Goodwill impairment	—	—	—	—	—	—	—	—
Provision for income tax (expense) benefit	373	0.40	(213)	(0.22)	(227)	(0.24)	(86)	(0.08)
Income (loss) from discontinued operations, net of income tax	—	—	—	—	—	—	—	—
Add: Net income (loss) attributable to noncontrolling interests	(5)	(0.01)	(5)	(0.01)	10	0.01	5	—
Adjusted earnings available to common shareholders	1,834	1.98	1,336	1.35	5,767	6.11	5,461	5.39
Less: Total notable items (2), (3)	420	0.45	87	0.09	47	0.05	(103)	(0.10)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$1,414	$1.53	$1,249	$1.26	$5,720	$6.06	$5,564	$5.49

Adjusted earnings available to common shareholders on a constant currency basis	$1,834	$1.98	$1,328	$1.34	$5,767	$6.11	$5,383	$5.31
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$1,414	$1.53	$1,241	$1.26	$5,720	$6.06	$5,486	$5.41

Weighted average common shares outstanding - diluted		925.7		987.6		944.4		1,013.9

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Premiums, Fees and Other Revenues
Premiums, fees and other revenues	$13,757	$11,116	$49,680	$51,222
Less: Unearned revenue adjustments	18	(8)	97	(7)
GMIB fees	26	27	108	120
Settlement of foreign currency earnings hedges	2	5	9	19
TSA fees	40	70	246	305
Divested businesses	39	—	76	7
Adjusted premiums, fees and other revenues	$13,632	$11,022	$49,144	$50,778

Adjusted premiums, fees and other revenues, on a constant currency basis	$13,632	$11,019	$49,144	$50,436
Less: Pension risk transfer (PRT) (4)	2,499	(76)	4,346	6,894
Adjusted premiums, fees and other revenues, excluding PRT, on a constant currency basis	$11,133	$11,095	$44,798	$43,542

Net Investment Income
Net investment income	$4,644	$3,462	$18,868	$16,166
Less: Investment hedge adjustments	(125)	(121)	(469)	(475)
Operating joint venture adjustments	—	—	—	1
Unit-linked contract income	228	(765)	1,475	(683)
Securitization entities income	—	—	—	—
Certain partnership distributions	(5)	(27)	(15)	(61)
Divested businesses	24	—	47	1
Net investment income, as reported on an adjusted basis	$4,522	$4,375	$17,830	$17,383

Variable Investment Income (Included in net investment income above)
Variable investment income	$327	$237	$1,161	$962

Revenues and Expenses
Total revenues	$17,143	$15,662	$69,620	$67,941
Less: Net investment gains (losses)	207	145	444	(298)
Less: Net derivative gains (losses)	(1,465)	939	628	851
Less: Adjustments related to net investment gains (losses) and net derivative gains (losses)	18	(8)	97	(7)
Less: Other adjustments to revenues:
GMIB fees	26	27	108	120
Investment hedge adjustments	(125)	(121)	(469)	(475)
Operating joint venture adjustments	—	—	—	1
Unit-linked contract income	228	(765)	1,475	(683)
Securitization entities income	—	—	—	—
Certain partnership distributions	(5)	(27)	(15)	(61)
Settlement of foreign currency earnings hedges	2	5	9	19
TSA fees	40	70	246	305
Divested businesses	63	—	123	8
Total adjusted revenues	$18,154	$15,397	$66,974	$68,161

Total expenses	$17,180	$13,191	$62,825	$61,634
Less: Adjustments related to net investment gains (losses) and net derivative gains (losses)	106	44	116	109
Less: Goodwill impairment	—	—	—	—
Less: Other adjustments to expenses:
PBC hedge adjustments	10	—	19	—
Inflation and pass-through adjustments	(6)	1	244	29
GMIB costs and amortization of DAC and VOBA related to GMIB fees and GMIB costs	105	(10)	143	252
Market value adjustments and amortization of DAC, VOBA and negative VOBA related to market value adjustments	8	(1)	(4)	(2)
PAB hedge adjustments	(5)	(1)	(19)	(4)
Unit-linked contract costs	240	(730)	1,436	(676)
Securitization entities debt expense	—	—	—	—
Noncontrolling interest	5	5	(15)	(10)
Regulatory implementation costs	3	5	18	11
Acquisition, integration and other costs	7	(14)	44	24
TSA fees	40	70	246	305
Divested businesses	152	14	227	130
Total adjusted expenses	$16,515	$13,808	$60,370	$61,466

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share and ratio data)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Expense Detail and Ratios

Reconciliation of Capitalization of DAC to Capitalization of DAC, as reported on an adjusted basis
Capitalization of DAC	$(827)	$(814)	$(3,358)	$(3,254)
Less: Divested businesses	(9)	—	(20)	(1)
Capitalization of DAC, as reported on an adjusted basis	$(818)	$(814)	$(3,338)	$(3,253)

Reconciliation of Other Expenses to Other Expenses, as reported on an adjusted basis
Other expenses	$3,457	$3,117	$13,229	$12,927
Less: Noncontrolling interest	5	5	(15)	(10)
Less: Regulatory implementation costs	3	5	18	11
Less: Acquisition, integration and other costs	7	(14)	44	24
Less: TSA fees	40	70	246	305
Less: Divested businesses	116	(4)	158	68
Other expenses, as reported on an adjusted basis	$3,286	$3,055	$12,778	$12,529

Other Detail and Ratios
Other expenses	$3,457	$3,117	$13,229	$12,927
Capitalization of DAC	(827)	(814)	(3,358)	(3,254)
Other expenses, net of capitalization of DAC	$2,630	$2,303	$9,871	$9,673

Premiums, fees and other revenues	$13,757	$11,116	$49,680	$51,222

Expense ratio	19.1%	20.7%	19.9%	18.9%

Direct expenses	$1,597	$1,369	$5,977	$5,874
Less: Total notable items related to direct expenses (2)	69	(19)	338	214
Direct expenses, excluding total notable items related to direct expenses (2)	$1,528	$1,388	$5,639	$5,660

Other expenses, as reported on an adjusted basis	$3,286	$3,055	$12,778	$12,529
Capitalization of DAC, as reported on an adjusted basis	(818)	(814)	(3,338)	(3,253)
Other expenses, net of capitalization of DAC, as reported on an adjusted basis	2,468	2,241	9,440	9,276
Less: Total notable items related to other expenses, as reported on an adjusted basis (2)	69	(19)	338	214
Other expenses, net of capitalization of DAC, excluding total notable items related to other expenses, as reported on an adjusted basis (2)	$2,399	$2,260	$9,102	$9,062

Adjusted premiums, fees and other revenues	$13,632	$11,022	$49,144	$50,778
Less: PRT	2,499	(76)	4,346	6,894
Adjusted premiums, fees and other revenues, excluding PRT	$11,133	$11,098	$44,798	$43,884

Direct expense ratio	11.7%	12.4%	12.2%	11.6%
Direct expense ratio, excluding total notable items related to direct expenses and PRT (2)	13.7%	12.5%	12.6%	12.9%
Adjusted expense ratio	18.1%	20.3%	19.2%	18.3%
Adjusted expense ratio, excluding total notable items related to other expenses and PRT (2)	21.5%	20.4%	20.3%	20.6%

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share data)

			December 31,
Equity Details			2019	2018
Total MetLife, Inc.'s stockholders' equity			$66,144	$52,741
Less: Preferred stock			3,340	3,340
MetLife, Inc.'s common stockholders' equity			62,804	49,401
Less: Net unrealized investment gains (losses), net of income tax			19,981	8,655
Defined benefit plans adjustment, net of income tax			(2,002)	(2,028)
Total MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA			44,825	42,774
Less: Goodwill, net of income tax			8,986	9,133
VODA and VOCRA, net of income tax			268	312
Total MetLife, Inc.'s tangible common stockholders' equity			$35,571	$33,329

			December 31,
			2019	2018
Total MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA			$44,825	$42,774
Less: Accumulated total notable items (2)			47	(103)
Total MetLife, Inc.'s common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)			44,778	42,877
Less: Goodwill, net of income tax			8,986	9,133
VODA and VOCRA, net of income tax			268	312
Total MetLife, Inc.'s tangible common stockholders' equity, excluding total notable items (2)			$35,524	$33,432

			December 31,
			2019	2018
Book Value (5)
Book value per common share			$68.62	$51.53
Less: Net unrealized investment gains (losses), net of income tax			21.84	9.03
Defined benefit plans adjustment, net of income tax			(2.19)	(2.12)
Book value per common share, excluding AOCI other than FCTA			48.97	44.62
Less: Goodwill, net of income tax			9.82	9.52
VODA and VOCRA, net of income tax			0.29	0.33
Book value per common share - tangible common stockholders' equity			$38.86	$34.77

Common shares outstanding, end of period			915.3	958.6

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
Average Common Stockholders' Equity	2019	2018	2019	2018
Average common stockholders' equity	$63,916	$48,843	$58,575	$51,668
Average common stockholders' equity, excluding AOCI other than FCTA	$44,742	$42,582	$43,929	$43,427
Average common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	$44,905	$42,729	$44,030	$43,487
Average tangible common stockholders' equity	$35,498	$33,128	$34,594	$33,838
Average tangible common stockholders' equity, excluding total notable items (2)	$35,661	$33,275	$34,695	$33,897

See footnotes on last page.

MetLife, Inc.
(Unaudited)

	For the Three Months Ended		For the Year Ended
	December 31, (6)		December 31,
	2019	2018	2019	2018
Return on Equity
Return on MetLife, Inc.'s:
Common stockholders' equity	3.4%	16.5%	9.8%	9.6%
Common stockholders' equity, excluding AOCI other than FCTA	4.8%	18.9%	13.0%	11.5%
Tangible common stockholders' equity (7)	6.1%	24.4%	16.6%	14.8%

Adjusted return on MetLife, Inc.'s:
Common stockholders' equity	11.5%	10.9%	9.8%	10.6%
Common stockholders' equity, excluding AOCI other than FCTA	16.4%	12.5%	13.1%	12.6%
Common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	12.6%	11.7%	13.0%	12.8%
Tangible common stockholders' equity (7)	20.7%	16.2%	16.8%	16.3%
Tangible common stockholders' equity, excluding total notable items (2), (7)	15.9%	15.1%	16.6%	16.5%

Adjusted Return on Allocated Equity:
U.S.	25.2%	25.2%
Asia	9.6%	7.9%
Latin America	21.7%	17.5%
EMEA	9.4%	6.3%
MetLife Holdings	11.2%	8.9%

Adjusted Return on Allocated Tangible Equity:
U.S.	28.6%	29.2%
Asia	14.6%	12.0%
Latin America	36.0%	29.1%
EMEA	16.8%	10.5%
MetLife Holdings	12.5%	10.0%

See footnotes on last page.

Condensed Reconciliation of Net Cash Provided by Operating Activities of MetLife, Inc.
to Free Cash Flow of All Holding Companies
(Unaudited)

	For the Year Ended December 31,
	2019	2018
	(In billions, except ratios)
MetLife, Inc. (parent company only) net cash provided by operating activities	$4.2	$5.5
Adjustments from net cash provided by operating activities to free cash flow:
Add: Incremental debt to be at or below target leverage ratios	0.5	—
Add: Adjustments from net cash provided by operating activities to free cash flow (8)	(0.3)	(1.1)
MetLife, Inc. (parent company only) free cash flow	4.4	4.4
Other MetLife, Inc. holding companies free cash flow (9)	0.5	(1.0)
Free cash flow of all holding companies	$4.9	$3.4

Ratio of net cash provided by operating activities to consolidated net income (loss) available to MetLife, Inc.'s common shareholders:
MetLife, Inc. (parent company only) net cash provided by operating activities	$4.2	$5.5
Consolidated net income (loss) available to MetLife, Inc.'s common shareholders (10)	$5.7	$5.0
Ratio of net cash provided by operating activities (parent company only) to consolidated net income (loss) available to MetLife, Inc.'s common shareholders (10), (11)	73%	110%

Ratio of free cash flow to adjusted earnings available to common shareholders:
Free cash flow of all holding companies (12)	$4.9	$3.4
Consolidated adjusted earnings available to common shareholders (12)	$5.8	$5.5
Ratio of free cash flow of all holding companies to consolidated adjusted earnings available to common shareholders (12)	86%	62%

Cash & Capital (13), (14)
(Unaudited)
	December 31,
	2019	2018
	(In billions)
Holding Companies Cash & Liquid Assets	$4.2	$3.0

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders
(Unaudited)
(In millions)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2019	2018	2019	2018

U.S. (4):

Adjusted earnings available to common shareholders	$675	$685	$2,838	$2,804
Less: Total notable items (2)	—	—	—	37
Adjusted earnings available to common shareholders, excluding total notable items (2)	$675	$685	$2,838	$2,767

Adjusted premiums, fees and other revenues	$8,586	$5,725	$28,766	$30,060
Less: PRT	2,499	(76)	4,346	6,894
Adjusted premiums, fees and other revenues, excluding PRT	$6,087	$5,801	$24,420	$23,166

Group Benefits (4):

Adjusted earnings available to common shareholders	$329	$230	$1,348	$1,079
Less: Total notable items (2)	—	—	—	37
Adjusted earnings available to common shareholders, excluding total notable items (2)	$329	$230	$1,348	$1,042

Adjusted premiums, fees and other revenues	$4,554	$4,283	$18,275	$17,401

Retirement & Income Solutions (4):

Adjusted earnings available to common shareholders	$321	$356	$1,241	$1,381
Less: Total notable items (2)	—	—	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$321	$356	$1,241	$1,381

Adjusted premiums, fees and other revenues	$3,104	$523	$6,811	$9,044
Less: PRT	2,499	(76)	4,346	6,894
Adjusted premiums, fees and other revenues, excluding PRT	$605	$599	$2,465	$2,150

Property & Casualty (4):

Adjusted earnings available to common shareholders	$25	$99	$249	$344
Less: Total notable items (2)	—	—	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$25	$99	$249	$344

Adjusted premiums, fees and other revenues	$928	$919	$3,680	$3,615

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders (Continued)
(Unaudited)
(In millions)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2019	2018	2019	2018

Asia:

Adjusted earnings available to common shareholders	$341	$281	$1,405	$1,237
Less: Total notable items (2)	—	—	(19)	(86)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$341	$281	$1,424	$1,323

Adjusted earnings available to common shareholders on a constant currency basis	$341	$278	$1,405	$1,208
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$341	$278	$1,424	$1,293

Adjusted premiums, fees and other revenues	$2,080	$2,095	$8,362	$8,447
Adjusted premiums, fees and other revenues, on a constant currency basis	$2,080	$2,128	$8,362	$8,407

Latin America:

Adjusted earnings available to common shareholders	$161	$137	$609	$592
Less: Total notable items (2)	—	—	10	28
Adjusted earnings available to common shareholders, excluding total notable items (2)	$161	$137	$599	$564

Adjusted earnings available to common shareholders on a constant currency basis	$161	$133	$609	$565
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$161	$133	$599	$538

Adjusted premiums, fees and other revenues	$888	$956	$3,861	$3,845
Adjusted premiums, fees and other revenues, on a constant currency basis	$888	$926	$3,861	$3,649

EMEA:

Adjusted earnings available to common shareholders	$66	$55	$282	$277
Less: Total notable items (2)	—	—	(13)	(23)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$66	$55	$295	$300

Adjusted earnings available to common shareholders on a constant currency basis	$66	$54	$282	$255
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$66	$54	$295	$278

Adjusted premiums, fees and other revenues	$670	$642	$2,654	$2,628
Adjusted premiums, fees and other revenues, on a constant currency basis	$670	$636	$2,654	$2,522

MetLife Holdings (4):

Adjusted earnings available to common shareholders	$269	$223	$1,034	$1,255
Less: Total notable items (2)	—	—	(138)	38
Adjusted earnings available to common shareholders, excluding total notable items (2)	$269	$223	$1,172	$1,217

Adjusted premiums, fees and other revenues	$1,321	$1,385	$5,125	$5,347

Corporate & Other (4):

Adjusted earnings available to common shareholders	$322	$(45)	$(401)	$(704)
Less: Total notable items (2), (3)	420	87	207	(97)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$(98)	$(132)	$(608)	$(607)

Adjusted premiums, fees and other revenues	$87	$219	$376	$451

See footnotes on last page.

MetLife, Inc.
(Unaudited)

(1)
Adjusted earnings available to common shareholders, excluding total notable items, per diluted common share is calculated on a standalone basis and may not equal the sum of (i) adjusted earnings available to common shareholders per diluted common share and (ii) total notable items per diluted common share.

(2)
Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its Business Plan. Notable items also include certain items regardless of the extent anticipated in the Business Plan to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. Notable items can affect MetLife’s results either positively or negatively.

(3)
For the three months and year ended December 31, 2019 includes $475 million of tax adjustments, including a $317 million tax benefit related to a settlement with the IRS regarding the U.S. Tax Reform Repatriation Transition Tax and a $158 million tax benefit from an IRS audit settlement related to the tax treatment of a wholly-owned U.K. investment subsidiary of Metropolitan Life Insurance Company.

(4)	Results on a constant currency basis are not included as constant currency impact is not significant.

(5)	Book values exclude $3,340 million of equity related to preferred stock at both December 31, 2019 and 2018.

(6)	Annualized using quarter-to-date results.
(7)
Net income (loss) available to MetLife, Inc.'s common shareholders and adjusted earnings available to common shareholders, used to calculate returns on tangible equity, exclude the impact of amortization of VODA and VOCRA, net of income tax, for the three months ended December 31, 2019 and 2018 of $6 million and $9 million, respectively, and for the years ended December 31, 2019 and 2018 of $34 million and $39 million, respectively.

(8)
Adjustments include: (i) capital contributions to subsidiaries; (ii) returns of capital from subsidiaries; (iii) repayments on and (issuances of) loans to subsidiaries, net; and (iv) investment portfolio and derivatives changes and other, net.

(9)
Components include: (i) dividends and returns of capital from subsidiaries; (ii) capital contributions from MetLife, Inc.; (iii) capital contributions to subsidiaries; (iv) repayments on and (issuances of) loans to subsidiaries, net; (v) other expenses; (vi) dividends and returns of capital to MetLife, Inc. and (vii) investment portfolio changes and other, net.

(10)
Consolidated net income (loss) available to MetLife, Inc.'s common shareholders for the year ended December 31, 2018, includes costs related to the separation of Brighthouse Financial, Inc. (Brighthouse) and its subsidiaries (Separation) of $0.08 billion, net of income tax. Excluding this amount from the denominator of the ratio, this ratio, as adjusted, would be 109%.

(11)
Including the free cash flow of other MetLife, Inc. holding companies of $0.5 billion and $(1.0) billion for the years ended December 31, 2019 and 2018, respectively, in the numerator of the ratio, this ratio, as adjusted, would be 83% and 90%, respectively. Including the free cash flow of other MetLife, Inc. holding companies in the numerator of the ratio and excluding the Separation-related costs from the denominator of the ratio, this ratio, as adjusted, would be 88% for the year ended December 31, 2018.

(12)
(i) Consolidated adjusted earnings available to common shareholders for the year ended December 31, 2019, was positively impacted by notable items, primarily related to tax related adjustments of $0.5 billion, net of income tax, partially offset by expense initiative costs of $0.3 billion, net of income tax. Excluding such notable items impacting consolidated adjusted earnings available to common shareholders from the denominator of the ratio, the adjusted free cash flow ratio for 2019, would be 87%.
(ii) For the year ended December 31, 2018, $0.3 billion of Separation-related items (comprised of certain Separation-related inflows primarily related to reinsurance benefit from Brighthouse) were included in free cash flow, which increased MetLife Inc. holding companies’ liquid assets, as well as MetLife, Inc.'s free cash flow ratio. Excluding these Separation-related items, adjusted free cash flow would be $3.1 billion for the year ended December 31, 2018. Consolidated adjusted earnings available to common shareholders for 2018 was negatively impacted by notable items, primarily related to expense initiative costs of $0.3 billion, net of income tax, partially offset by tax related adjustments of $0.2 billion, net of income tax. Excluding the Separation-related items, which increased free cash flow, from the numerator of the ratio and excluding such notable items negatively impacting consolidated adjusted earnings available to common shareholders from the denominator of the ratio, the adjusted free cash flow ratio for 2018 would be 56%.

(13)
The 2019 combined U.S. risk based capital ratio is estimated to be above MetLife's 360% target on an NAIC basis. This ratio includes MetLife, Inc.'s principal U.S. insurance subsidiaries, excluding American Life Insurance Company.

(14)	As of September 30, 2019 the solvency margin ratio of MetLife's insurance subsidiary in Japan was 904%.